CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-270465 on Form N-4 of our report dated March 31, 2025, relating to the statutory-basis financial statements of Athene Annuity and Life Company. We also consent to the reference to us under the heading "Services" in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
April 16, 2025